Exhibit 10.32

[Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange
Commission. The omitted portions of this document are marked with a ***.]

Macromedia Flash Communication Server License Agreement

          This Macromedia Flash Communication Server License Agreement (the "Agreement") is entered into effective as of November 17, 2003 (the "Effective Date"), by and between VitalStream, Inc. ("Licensee"), a Delaware corporation with its principal place of business at 1 Jenner, Suite 100, Irvine, CA 92618and Macromedia, Inc. ("Macromedia") with its principal place of business at 600 Townsend Street, San Francisco, CA 94103.

Background

          Macromedia has developed its Macromedia Flash Communication Server MX, CDN Edition software ("Software"). Licensee is a Content Distribution Network ("CDN") provider and desires to offer as a feature of such services the ability to use the Software. The parties are entering into this Agreement to define the terms and conditions of the use of the Software by Licensee and by the customers of Licensee ("Customers").

Agreement

NOW, THEREFORE, the parties agree as follows:

1.           Licensing Terms. Licensee shall have the right to use the Software subject to the following:

                    1.1 The Software may be installed on an unlimited number of servers on the CDN for the sole purpose of delivering a Video on Demand streaming service for Macromedia Flash Video (the "Service").

                    1.2 The Software may not be redistributed to any third parties or individuals.

                    1.3 Licensee shall only use the Software for Customers who pay for the Service. No version of the Software object code or source code shall be made accessible or downloadable.

                    1.4 Only Customers that pay specifically for the Service may use Flash Communication Server.

                    1.5 Licensee agrees that except as specifically modified by this Agreement the terms and conditions of the Software End User License Agreement provided with the product and set forth on Exhibit B shall govern the use of the Software. In addition to other modifications as may be contained elsewhere in this Agreement, the parties agree as follows:

          a           Section 2(a) of the Software End User License Agreement shall be deemed amended to allow Licensee to use the Software on as many installations as are necessary for the purposes of this Agreement.

          b.           Section 3(a) of the Software End User License Agreement shall be deemed amended to allow Licensee to install the Software as may be necessary, to exercise their rights herein, via a network.

          c.           Section 3(e) of the Software End User License Agreement shall be deemed amended to allow Licensee to make such modifications to the Software as may be necessary to integrate the Software into Licensee's CDN. Specifically, modifications may be made with regard to plug-in functionality and integration with other Licensee products or systems; however, any other modifications would require Macromedia's prior written consent, which shall not be unreasonably withheld.

          d.           Any provisions to the contrary in the Software End User License Agreement notwithstanding, the following provisions shall apply to this Agreement:

    Macromedia shall defend at its expense and indemnify and hold harmless Licensee from and against any third-party claim or cause of action brought against Licensee to the extent that it is based on a claim that the Software developed by Macromedia, as delivered to Licensee by Macromedia, or any part thereof, when used within the scope of this Agreement, infringe a United States copyright, United States trademark, or United States trade secret, United States patent or other United States intellectual property right, or any claims against Licensee as a result of Macromedia's promotion of the Service, including, without limitation, providing representations or warranties to its customers or Licensee's customers regarding Licensee's or Macromedia's products not specifically authorized by Licensee, or breaching any term or representation of this Agreement, and Macromedia shall pay any settlements and any damages payable to such third party, reasonable out-of-pocket costs incurred by Licensee solely in connection with the third-party claim, and reasonable attorneys' fees incurred by Licensee in such action which are attributable to such claim; provided that the foregoing obligation shall be subject to Licensee notifying Macromedia promptly in writing of the claim, giving Macromedia the exclusive control of the defense and settlement thereof (subject to Licensee's right to participate in such defense with counsel of its choice at its cost if such claim is reasonably likely to result in financial exposure to Licensee beyond the remedy provided in this indemnity), and providing all reasonable assistance in connection therewith. Macromedia shall have no liability for any claim of infringement arising out of (i) modifications to the Software, other than modifications made by Macromedia, (ii) the use or combination of the Software with non-Macromedia programs, data or equipment, where the Software alone would not have given rise to the claim, (iii) use of Software for which Macromedia has provided Licensee with modifications or substitute code pursuant to the provisions below if use of such modifications or substitute code would have prevented the claim, or (iv) Licensee's continued use of the Software after termination of the Agreement pursuant to the provisions below. In the event that the Software is, or in Macromedia's sole opinion is likely to be, subject to a claim of infringement as described above, Macromedia, at its option and expense, may either (i) modify the Software so that it becomes non-infringing, (ii) replace the Software with functionally equivalent non-infringing software, (iii) obtain a license with respect to the applicable third-party intellectual property rights or (iv) terminate this Agreement and refund to Licensee, if applicable, the pro rata portion of all support fees and/or maintenance fees paid by Licensee in respect of periods following the date of such termination. THE FOREGOING SETS FORTH MACROMEDIA'S ENTIRE LIABILITY FOR ANY INFRINGEMENT BY THE PRODUCTS THAT ARE THE SUBJECT OF THIS AGREEMENT, OR ANY PART THEREOF.

    Except for infringement claims covered by Section 1.5(d)(i) of this Agreement, Licensee agrees to indemnify and hold Macromedia harmless against any third-party claim or cause of action and shall pay any settlements and damages payable to such third party, reasonable out-of-pocket costs incurred by Macromedia solely in connection with such third-party claim, and reasonable attorneys' fees incurred by Macromedia in such action which are attributable to (i) any action brought against Macromedia to the extent that it is based on a claim that the CDN or the Service or any part thereof infringes a United States copyright, United States trademark, or United States trade secret, or (ii) any claims against Macromedia as a result of Licensee's promotion or distribution of the Software, the CDN or the Service, including, without limitation, providing representations or warranties to its customers regarding Licensee's or Macromedia's products not specifically authorized by Macromedia, or breaching any term or representation of this Agreement; provided that the foregoing obligation shall be subject to Macromedia notifying Licensee promptly in writing of the claim, giving Licensee the exclusive control of the defense and settlement thereof (subject to Macromedia's right to participate in such defense with counsel of its choice at its cost if such claim is reasonably likely to result in financial exposure to Macromedia beyond the remedy provided in this indemnity), and providing all reasonable assistance in connection therewith.

    Except with regard to Licensee's payment obligations hereunder or a breach by Licensee of the licensing provisions contained in Section 1 and Exhibit B, either party's aggregate liability to the other party or any third party arising out of or in connection with this Agreement or any collateral agreement, whether in contract, tort (including negligence), or otherwise, shall be limited to any payments paid by Licensee to Macromedia during the twelve (12) months preceding the time when such party's liability is established.

2.           Fees.

a.          Set-up Fee

Prior to December 31st 2003, Licensee will pay Macromedia a set up fee of $***.

b.          License Fees.

Once the Prepayment Fee (as defined below) has been used, and in consideration of the licenses granted herein, Licensee shall pay to Macromedia *** (the "License Fees") that Licensee receives from Customers for set-up and use of the Service, subject to the Minimum Transfer Fees set forth below. Licensee shall meter the amount of video transferred by the Software for the Service in Gigabytes (GB). The following fees are the Minimum Transfer Fees ("Minimum Transfer Fees") payable, per Customer, to Macromedia for use of the Software:

1.           $*** per month for ($*** for license and $*** for Support and Maintenance) each GB transferred in the month if the total GB transferred for that Customer in that calendar month is less than *** GB.

2.           $*** ($*** for license and $*** for Support and Maintenance) per month for each GB transferred in the month if the total GB transferred for that Customer in that calendar month is equal to or greater than *** GB.

Licensee is permitted to offer a one trial/pilot program per Customer for the Service, during which the minimum fees for use of the Software are: $*** for no more than 15 days and no more than *** total video transfer, provided that Licensee may request an amount of *** total video transfer greater than *** for customer-specific situations that may warrant a greater amount; such request which may be granted in Macromedia's discretion. If the trial/pilot exceeds the limits set forth above, Licensee shall owe the Minimum Transfer Fees.

Notwithstanding the foregoing, Licensee shall pay Macromedia *** (the "Prepayment Fee") prior to December 31, 2003 as a prepaid license and support fee. This Prepayment Fee will be used to cover the initial *** of transfer during the initial one-year term *** and support and maintenance on those *** GB transfers ***. The Prepayment Fee is non-cancelable and non-refundable.

a.          Support and Maintenance Fees

The fee for Support and Maintenance shall be *** of all fees that Licensee receives from its Customers for use of the Service (the "Support and Maintenance Fees")

3.           Payments; Late Payments. Within 15 days after the end of the second month of each calendar quarter (February, May, August, and November) during the Term, Licensee shall remit payment for all License Fees and Support and Maintenance Fees in respect of such 3 month period, based upon the reports set forth in Section 4 below. All payments to Macromedia shall be made via wire transfer pursuant to the instructions provided by Macromedia. Payments by Licensee that are more than fifteen (15) days past due shall be subject to a late charge equal to one and one half percent (1.5 percent) per month (or, if less, the maximum amount allowed by applicable law) on the overdue balance. Licensee shall be responsible for any reasonable costs resulting from collection by Macromedia of any such amounts, including, without limitation, reasonable attorneys' fees and court costs. If Licensee's payment is more than 15 day past due Macromedia has the right to terminate this agreement upon 10 days advance written notice and Licensee's failure to cure within such period, provided that such termination shall not relieve Licensee of any payment obligations set forth above.

4.           Reports and Audit Rights. Licensee shall on a monthly basis, report all Software usage (consisting of total amount of video transfer): in total and per Customer, including all such usage by Licensee for its own purposes. The number and types of machines on which the Software is running must also be reported at that time. The report shall be sent to fcs_usage_reports@macromedia.com. Licensee contact information for such report shall be Patrick Deane, Controller. During the term of this Agreement and for three (3) years thereafter, Licensee agrees to keep all usual and proper records and books of account and all usual and proper entries relating to this Agreement. Macromedia reserves the right to audit at its own expense and no more than once in any twelve (12) month period such Software usage figures at any time upon reasonable prior notice to Licensee; provided that such audits that result in more than a 5 percent shortfall (as set forth below) shall not be counted for the purposes of this provision. Licensee shall pay Macromedia the full amount of any undisputed underpayment revealed by the audit plus interest from the date such payments were due under the terms of this Section 4. Notwithstanding the foregoing, if such audit reveals an undisputed underpayment by Licensee of more than five percent (5%) for the period covered by the audit report, Licensee shall pay all of the reasonable fees and costs associated with such audit and the amount underpaid with interest from the date such payment was due pursuant to this Section 4.

5.           Taxes. Licensee shall be responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes, excises, customs duties, or charges determined by Licensee to be due with respect to the collection of receipts for the Service. Macromedia is not liable for any taxes, including without limitation income taxes, withholdings, value added, franchise, gross receipts, sales, use, property or similar taxes, duties, levies, fees, excises, or tariffs incurred in connection with the receipts collected by Licensee or related to the sale of Licensee's products or services. Licensee takes full responsibility for all such taxes, including penalties, interest, and other additions thereon. Macromedia shall pay taxes imposed on its income. Licensee shall take all actions reasonably necessary in order to minimize or eliminate any withholding taxes that may apply to this Agreement. Any amount required to be withheld shall be paid to the appropriate taxing authorities, and Licensee shall provide Macromedia with official receipts issued by said taxing authority or such other evidence as is reasonably available to establish that such taxes have been paid and are available for credit by Macromedia for income tax purposes. Licensee shall provide to Macromedia a Tax Exemption/Resale Certificate within thirty (30) days of the Effective Date of this Agreement.

6.           Support and Maintenance. Licensee shall be required to maintain Support and Maintenance for the initial Term of this Agreement. Support and Maintenance in subsequent years of the Agreement may be purchased at Licensee option, at the rates set forth in section 2(c), above. Macromedia shall provide Support and Maintenance to Licensee, pursuant to the terms and conditions specified in Exhibit C. Licensee shall have sole responsibility for providing support and maintenance to Customers. Macromedia shall have no obligation to provide any support to end-users or Customers of the Service.

At a date to be mutually agreed upon, but in no event later than prior to the launch of the Service, Macromedia will provide on-line training material and a one day training event for Licensee's sales and technical support staff, the content of which shall be mutually determined and approved by Macromedia and Licensee. Licensee shall have sole responsibility for providing support and maintenance to its Customers and end users of the Service. Macromedia shall have no obligation to provide updates or upgrades to the Software or any support to Customers or end-users of the Service.

7.           Term. The term of this Agreement shall commence on the Effective Date and expire on December 3, 2004. The parties agree that after the initial term, the Agreement shall automatically renew for additional one year periods, however after the initial term of the Agreement, either party may terminate the Agreement with at least ninety (90) days prior written notice. Not withstanding the Term, the Licensee may continue to use the Software and the Macromedia Flash Communication Server to provide the Service to Customers, and to pay the fees outlined herein, under contracts with an unexpired term until the earlier of one year from termination of this Agreement or termination of each respective Customer contract, and as to such Customers this Agreement shall remain in effect until such expiration or termination. After the right to provide the Service to Licensee's Customers has expired or terminated for any reason, Licensee shall remove all copies of the Software from its systems, must return to Macromedia any discs, boxes, manuals, etc, which Macromedia may have provided, and shall within 15 days of the termination make a final report of usage and final payment of license or other fees due to Macromedia.

8.           Marketing Program. Macromedia and Licensee agree that they shall comply with their respective Marketing Program Requirements set forth on Exhibit A.

9.           Entire Agreement and Governing Law. This Agreement (including the Software End User License Agreement) constitute the complete and exclusive statement of the parties to this Agreement on these subjects, and supersedes all prior written or oral proposals and understandings relating thereto. This Agreement may only be modified by a writing signed by an officer of the party to be bound. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Macromedia may seek to enforce or prevent a breach of any term of this Agreement in the appropriate courts of any state or country in which the Products are deployed by Licensee or in which Licensee maintains an office. The prevailing party in any suit under this Agreement shall recover all costs, expenses and reasonable attorney fees incurred in such action.

10.           General Provisions

Notices. All notices between the parties shall be given in writing and shall be effective when either served by personal delivery or upon receipt via airmail, facsimile transmission with confirmation, or five (5) days after deposit, postage prepaid, return receipt requested, via first class mail, to Macromedia or the Licensee as follows:

For Macromedia:
Macromedia, Inc. Attn: General Counsel 600 Townsend Street San Francisco, CA 94103 USA Fax +1-415-626-0274

For Licensee:
VitalStream, Inc. Attn: General Counsel 1 Jenner, Suite 100Irvine, CA 92618 Fax: 949-727-9660

Assignment. Neither party may assign its rights, or delegate its obligations or any part thereof, under this Agreement without prior consent from the other party; however, any assignment by operation of law to a successor-in-interest in connection with a merger, acquisition, reorganization, sale of substantially all assets or other business combination shall not require the prior consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

Independent Parties. Macromedia and Licensee are independent contractors and neither party shall be, nor represent itself to be, a franchisor, franchisee, joint venturer, partner, master, servant, principal, agent, or legal representative of the other party for any purpose whatsoever.

Governing Law; Jurisdiction; Injunctive Relief. This Agreement and its terms and conditions are governed exclusively by the construed according to the laws of the State of California without regard to conflicts of laws provisions thereof. Any dispute arising out or relating to this Agreement shall be brought exclusively in the state and federal courts in the County of San Francisco, California. Licensee agrees that events, including but not limited to unauthorized disclosure of Confidential Information, may diminish the value to Macromedia of certain proprietary interests that are the subject of this Agreement. Therefore, Macromedia may be entitled to seek equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as money damages.

Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the Effective Date.

MACROMEDIA, INC.	LICENSEE

By:	By:

Title:	Title:

EXHIBIT A

Marketing Program Requirements

1. Logo Presentation and Product Description

          Licensee agrees to display an "Authorized Macromedia Flash Communication Server Provider" graphic supplied by Macromedia, the following product description and a link to the Macromedia website, prominently on its home page for the term of this Agreement:

"Macromedia(R) FlashTM Communication Server MX is the premier server solution for creating and deploying compelling, interactive Web-based audio/video applications. Using Macromedia Flash Communication Server, developers can quickly create rich audio/video applications such as video on demand, live event broadcasts, webcam chat, and real-time collaboration applications for delivering the most effective communications, learning, and marketing messages with the best possible end-user experience. For more information about how you can save time and quickly build compelling audio/video applications, please visit Macromedia at http://www.macromedia.com/software/flashcom

2. Website Listing

          Macromedia agrees to display Licensee's name, other related details, and a direct link to the relevant portion of Licensee's site on the Flash Communication Server portion of Macromedia's website located at http://www.macromedia.com.

3. Press Releases

          Licensee and Macromedia may mutually agree upon a joint press release to announce the relationship created by this Agreement. All press activities shall be approved by Macromedia's Public Relations Department.

4. Use of Name and Logo of Licensee

          Licensee shall allow use of its name and logo and description of Licensee's Services in Macromedia marketing and promotional materials including event presentations, Web site announcements, e-mail announcements, reviewers guides, advertisements, product datasheets, product packaging, case studies and developer kits. Licensee hereby grants a non-exclusive, worldwide, non-transferable license to Macromedia to use the Licensee trademarks solely in conjunction with the promotion of Licensee, the Service and Macromedia Flash Communication Server pursuant to this Agreement.

5. Other Marketing

          5.1          Licensee will have the opportunity to participate in the publicly available Macromedia Affiliate Program.

          5.2          As "success stories" arise among the subscriber base, Macromedia and Licensee may produce additional joint releases on a case-by-case basis, building a large referral base and case study program for both parties to use in marketing materials.

          5.3          Macromedia to promote Licensee via Macromedia existing Marketing Programs including:

                    5.3.1 Logos and banners on website(s) where appropriate.

                    5.3.2 Other mutually acceptable vehicles to be determined, such as joint trade show activity.

          5.4 Licensee will include gateway page on its website for co-branding and promotional purposes.

6.  Restrictions on Use of Marks

Any publication, presentation or other use of either party's trademarks, name, logo or other proprietary materials ("Material") pursuant to this Agreement shall be made by a party in accordance with conventions and other specifications established by the owner of the Material. Each party reserves the right to require its prior written consent as to any proposed specific use of any Materials, and to withdraw its consent or require modifications as a condition to continued use of any Materials that such party believes are being used contrary to this Agreement or in a manner detrimental to such party's rights in such materials.

EXHIBIT B

MACROMEDIA® SOFTWARE End User License Agreement

IMPORTANT: THIS SOFTWARE END USER LICENSE AGREEMENT ("EULA") IS A LEGAL AGREEMENT BETWEEN YOU AND MACROMEDIA. READ IT CAREFULLY BEFORE COMPLETING THE INSTALLATION PROCESS AND USING THE SOFTWARE. IT PROVIDES A LICENSE TO USE THE SOFTWARE AND CONTAINS WARRANTY INFORMATION AND LIABILITY DISCLAIMERS. BY INSTALLING AND USING THE SOFTWARE, YOU ARE CONFIRMING YOUR ACCEPTANCE OF THE SOFTWARE AND AGREEING TO BECOME BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO BE BOUND BY THESE TERMS, THEN SELECT THE "CANCEL" BUTTON, DO NOT INSTALL THE SOFTWARE AND RETURN THE SOFTWARE TO YOUR PLACE OF PURCHASE FOR A FULL REFUND.

THIS EULA SHALL APPLY ONLY TO THE SOFTWARE SUPPLIED BY MACROMEDIA HEREWITH REGARDLESS OF WHETHER OTHER SOFTWARE IS REFERRED TO OR DESCRIBED HEREIN.

1. Definitions

(a) "Bundle" means the Software, together with such other Macromedia software product, if any, distributed with the Software that may be operated on the same type of computer on which the Software is operated.

(b) "Commercial Version" means a version of the Software that is neither a Developer Version, an Education Version, a Not For Resale Version, nor a Trial Version.

(c) "CPU-Based Software" means, if applicable, a Software (including, but not limited to, Macromedia ColdFusion software for a J2EE server application and Macromedia Flash Remoting software) that is not a Server-Based Software.

(d) "Developer Version" means a version of the Software, so identified, to be used internally only and solely for the purposes of design, development and evaluation.

(e) "Education Version" means a version of the Software, so identified, for use by qualified educational institutions, including the students and faculty thereof, only.

(f) "Not For Resale (NFR) Version" means a version, so identified, of the Software to be used to review and evaluate the Software, only.

(g) "Macromedia" means Macromedia, Inc. and its licensors, if any.

(h) "Sample Application Code" shall have the meaning ascribed to it in Section 2(c) of this Agreement.

(i) "Server-Based Software" means, if applicable, either Macromedia ColdFusion Server software, Macromedia Flash Communication Server software, Macromedia Breeze Presentation Server software., or Macromedia Breeze Training Server software.

(j) "Software" means only the Macromedia software program(s) and third party software programs, in each case, supplied by Macromedia herewith, and corresponding documentation, associated media, printed materials, and online or electronic documentation.

(k) "Trial Version" means a version of the Software, so identified, to be used only to review, demonstrate and evaluate the Software for a limited time period. The Trial Version may have limited features, may lack the ability for the end-user to save the end product, and will cease operating after a predetermined amount of time due to an internal mechanism within the Trial Version.

2. License Grants

The licenses granted in this Section 2 are subject to the terms and conditions set forth in this EULA:

(a) If the Software is (i) a Developer Version, (ii) a Trial Version, or (iii) any version of a Server-Based Software, this Section 2(a), and not Section 2(b), shall apply: Subject to the terms and conditions of this Agreement, Macromedia hereby grants, and you accept, the right and license to install and use the Software on a single computer. A license for the Software may not be shared, installed nor used concurrently on different computers.

(b) If the Software is a (i) Commercial Version, (ii) Education Version or (iii) Not For Resale Version, in each case, of a CPU-Based Software, this Section 2(b), and not Section 2(a), shall apply: Subject to the terms and conditions of this Agreement, Macromedia hereby grants, and you accept, the right and license to install and use the Software on one or more computers, provided, however, that the total number of CPUs from all of the computers in which the Software is installed does not exceed the total number of CPU licenses purchased for such installation and use.

(c) For Sample Application Code, if any, only: You may modify the HTML, CFML, ActionScript, Flash Files (FLA), or similar sample application code form of those portions of the Software that are identified, if any, as sample application code in the documentation (the "Sample Application Code") solely for the purposes of designing, developing and testing your own software applications. However, you are permitted to use, copy and redistribute your modified sample code only if all of the following conditions are met: (A) you include Macromedia's copyright notice (if any) with your application, including every location in which any other copyright notice appears in your application; (B) you do not otherwise use Macromedia's name, logos or other Macromedia trademarks to market your application; (C) there is installed and running on each server in conjunction with which your application is running one or more duly licensed copies, as required, of the Commercial Version or, if applicable and subject to Section 3(f) hereof, Education Version; and (D) such modified sample code is designed to operate only in connection with the Software. You agree to indemnify, hold harmless and defend Macromedia from and against any loss, damage, claims or lawsuits, including attorney's fees, that arise or result from the use or distribution of your application.

(d) You may make one copy of the Software in machine-readable form solely for backup purposes. You must reproduce on any such copy all copyright notices and any other proprietary legends on the original copy of the Software.

(e) You agree that Macromedia may audit your use of the Software for compliance with these terms at any time, upon reasonable notice. In the event that such audit reveals any use of the Software by you other than in full compliance with the terms of this Agreement, you shall reimburse Macromedia for all reasonable expenses related to such audit in addition to any other liabilities you may incur as a result of such non-compliance.

(f) Your license rights under this EULA are non-exclusive.

3. License Restrictions

Except to the extent contrary to applicable law:

(a) Other than as expressly set forth in Section 2, you may not make or distribute copies of the Software, or electronically transfer the Software from one computer to another or over a network.

(b) You may not alter, merge, adapt or translate the Software, or decompile, reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form.

(c) Unless otherwise provided herein, you may not rent, lease, or sublicense the Software.

(d) Other than with respect to a Trial Version, Developer Version or a Not For Resale Version of the Software, you may permanently transfer all of your rights under this EULA only as part of a sale or transfer, provided you retain no copies, you transfer all of the Software (including all component parts, the media and printed materials, any upgrades, this EULA, the serial numbers, and, if applicable, all other software products provided together with the Software), and the recipient agrees to the terms of this EULA. If the Software is an upgrade, any transfer must include all prior versions of the Software from which you are upgrading. If the copy of the Software is licensed as part of the Bundle, the Software shall be transferred only with and as part of the sale or transfer of the whole Bundle and not separately. You may retain no copies of the Software. You may not sell or transfer any Software purchased under a volume discount. You may not sell or transfer any Trial Version, Developer Version or Not For Resale Version of the Software.

(e) Other than as expressly set forth in Section 2(c) hereof, you may not modify the Software or create derivative works based upon the Software.

(f) Education Versions may not be used for, or distributed to any party for, any commercial purpose.

(g) Unless otherwise provided herein, you shall not (A) in the aggregate, install or use more than one copy of the Trial Version of the Software, (B) download the Trial Version of the Software under more than one username, (C) alter the contents of a hard drive or computer system to enable the use of the Trial Version of the Software for an aggregate period in excess of the trial period for one license to such Trial Version, (D) disclose the results of software performance benchmarks obtained using the Trial Version to any third party without Macromedia's prior written consent, (E) use the Trial Version for any application deployment or ultimate production purpose, or (F) use the Trial Version of the Software for a purpose other than the sole purpose of determining whether to purchase a license to a commercial or education version of the software; provided, however, notwithstanding the foregoing, you are strictly prohibited from installing or using the Trial Version of the Software for any commercial training purpose.

(h) You shall not (A) use the Developer Version for any application deployment in a live or stand-by production environment or staging environment, in each case, including, without limitation, in any environment accessed by application end-users including but not limited to servers, workstations, kiosks, and mobile computers, (B) use or deploy the Developer Version other than internally for the sole purpose of designing, developing, and evaluating applications pursuant to the terms and conditions set forth in this EULA, (C) access the Developer Version from more than a single IP address at any given time, (D) access the Developer Version from a computer other than the computer on which such Developer Version was installed, or (E) use the Developer Version to deploy applications that are accessed by multiple browsers or users.

(i) You shall not use the Software to develop any application having the same primary function as the Software.

(j) You may only use the Not for Resale Version of the Software to review and evaluate the Software.

(k) You may not export the Software into any country prohibited by the United States Export Administration Act and the regulations thereunder.

(l) You may receive the Software in more than one medium but you shall only install or use one medium. Regardless of the number of media you receive, you may use only the medium that is appropriate for the computer on which the Software is to be installed.

(m) The license of the Bundle is licensed as a single product and none of the products in the Bundle, including the Software, may be separated for installation or use on more than one computer.

(n) If and only if the Software is a Macromedia ColdFusion Server software : You may not install the Software on a computer with more than eight (8) CPUs unless you purchase additional licenses to the same edition (i.e., "Professional Edition" or "Enterprise Edition"), if applicable, of the Software such that the aggregate number of such licenses you have purchased for such installation is equal to, or greater than, the quotient (rounded up to the nearest whole number) obtained by dividing by eight (8) the number of CPUs for such server in which the Software is installed.

(o) If and only if the Software is Macromedia ColdFusion Server software: You are prohibited from using Macromedia JRun application server included within the Software other than solely in connection with your use of the Software and solely in conformance with the documentations provided therewith.

(p) If and only if the Software is Macromedia Flash Communication Server software: You may use the Software to serve only such capacity corresponding to the license for the Software you have purchased.

(q) If and only if the Software is Macromedia Breeze Presentation Serversoftware or Macromedia Breeze Training Server software: You may use the Software to serve only such capacity corresponding to the license for the Software you have purchased.

(r) If and only if the Software is Macromedia Breeze Presentation Server software or Macromedia Breeze Training Server software: You are prohibited from using Macromedia JRun application server included within the Software other than solely in connection with your use of the Software and solely in conformance with the documentations provided therewith.

(s) In the event that you fail to comply with this EULA, Macromedia may terminate the license and you must destroy all copies of the Software (with all other rights of both parties and all other provisions of this EULA surviving any such termination).

4. Upgrades and Bundles

If this copy of the Software is an upgrade from an earlier version of the Software, it is provided to you on a license exchange basis. You agree by your installation and use of such copy of the Software to voluntarily terminate your earlier EULA and that you will not continue to use the earlier version of the Software or transfer it to another person or entity unless such transfer is pursuant to Section 3(d). If this copy of the Software is licensed as part of the Bundle, and you have a prior license to the same version of the Software, and the Bundle was licensed to you with a discount based, in whole or in part, on your prior license to the same version of the Software, the Software is provided to you on a license exchange basis. You agree by your installation and use of this copy of the Software to voluntarily terminate your EULA with respect to such prior license to the Software and that you will not continue to install or use such prior license of the Software or transfer it to another person or entity.

5. Ownership

The foregoing grants of rights give you limited license to use the Software. Except as expressly provided in this Agreement, Macromedia and its suppliers retain all right, title and interest, including all copyright and intellectual property rights, in and to, the Software (as an independent work and as an underlying work serving as a basis for any improvements, modifications, derivative works, and applications you may develop), and all copies thereof. All rights not specifically granted in this EULA, including Federal and International Copyrights, are reserved by Macromedia and its suppliers.

6. LIMITED WARRANTY AND DISCLAIMER

(a) Except with respect to the Sample Application Code and the Trial Version, the Developer Version and Not For Resale Version of the Software, Macromedia warrants that, for a period of ninety (90) days from the date of delivery (as evidenced by a copy of your receipt): (i) when used with a recommended hardware configuration, the Software will perform in substantial conformance with the documentation supplied with the Software; and (ii) the physical media on which the Software is furnished will be free from defects in materials and workmanship under normal use.

(b) MACROMEDIA PROVIDES NO REMEDIES OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, FOR THE SAMPLE APPLICATION CODE OR THE TRIAL VERSION, THE DEVELOPER VERSION AND THE NOT FOR RESALE VERSION OF THE SOFTWARE. THE SAMPLE APPLICATION CODE AND THE TRIAL VERSION, THE DEVELOPER VERSION AND THE NOT FOR RESALE VERSION OF THE SOFTWARE ARE PROVIDED "AS IS".

(c) EXCEPT AS SET FORTH IN THE FOREGOING LIMITED WARRANTY WITH RESPECT TO SOFTWARE OTHER THAN THE SAMPLE APPLICATION CODE AND THE TRIAL VERSION, THE DEVELOPER VERSION AND NOT FOR RESALE VERSION, MACROMEDIA AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALSO, THERE IS NO WARRANTY OF NON-INFRINGEMENT AND TITLE OR QUIET ENJOYMENT. Macromedia does not warrant that the Software is error-free or will operate without interruption. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UCC WILL BE CONFERRED ON YOU UNLESS EXPRESSLY GRANTED HEREIN. The Software is not designed, intended or licensed for use in hazardous environments requiring fail-safe controls, including without limitation, the design, construction, maintenance or operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, and life support or weapons systems. Macromedia specifically disclaims any express or implied warranty of fitness for such purposes.

(d) IF APPLICABLE LAW REQUIRES ANY WARRANTIES WITH RESPECT TO THE SOFTWARE, ALL SUCH WARRANTIES ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY.

(e) No oral or written information or advice given by Macromedia, its dealers, distributors, agents or employees shall create a warranty or in any way increase the scope of ANY warranty PROVIDED HEREIN.

(f) SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE.

7. Exclusive Remedy

Your exclusive remedy under the preceding is to return the Software to the place you acquired it, with a copy of your receipt and a description of the problem. Provided that any non-compliance with the above warranty is reported in writing to Macromedia no more than ninety (90) days following delivery to you, Macromedia will use reasonable commercial efforts to supply you with a replacement copy of the Software that substantially conforms to the documentation, provide a replacement for defective media, or refund to you your purchase price for the Software, at its option. Macromedia shall have no responsibility if the Software has been altered in any way, if the media has been damaged by misuse, accident, abuse, modification or misapplication, or if the failure arises out of use of the Software with other than a recommended hardware configuration. Any such misuse, accident, abuse, modification or misapplication of the Software will void the warranty above. THIS REMEDY IS THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO YOU FOR BREACH OF EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE SOFTWARE AND RELATED DOCUMENTATION.

8. LIMITATION OF LIABILITY

(a) NEITHER MACROMEDIA NOR ITS SUPPLIERS SHALL BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, COVER OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR THE INABILITY TO USE EQUIPMENT OR ACCESS DATA, LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION OR THE LIKE), ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE SOFTWARE AND BASED ON ANY THEORY OF LIABILITY INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF MACROMEDIA OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

(b) MACROMEDIA'S TOTAL LIABILITY TO YOU FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE GREATER OF $500 OR THE AMOUNT PAID BY YOU FOR THE SOFTWARE THAT CAUSED SUCH DAMAGE.

(c) SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OF CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU AND YOU MAY ALSO HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE.

(d) THE FOREGOING LIMITATIONS ON LIABILITY ARE INTENDED TO APPLY TO THE WARRANTIES AND DISCLAIMERS ABOVE AND ALL OTHER ASPECTS OF THIS EULA.

9. Basis of Bargain

The Limited Warranty and Disclaimer, Exclusive Remedies and Limitation of Liability set forth above are fundamental elements of the basis of the agreement between Macromedia and you. Macromedia would not be able to provide the Software on an economic basis without such limitations. Such Limited Warranty and Disclaimer, Exclusive Remedies and Limitation of Liability inure to the benefit of Macromedia's licensors.

10. U.S. GOVERNMENT RESTRICTED RIGHTS LEGEND

This Software and the documentation are provided with "RESTRICTED RIGHTS" applicable to private and public licenses alike. Without limiting the foregoing, use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in this EULA and as provided in DFARS 227.7202-1(a) and 227.7202-3(a) (1995), DFARS 252.227-7013 (c)(1)(ii)(OCT 1988), FAR 12.212(a)(1995), FAR 52.227-19, or FAR 52.227-14, as applicable. Manufacturer: Macromedia, Inc., 600 Townsend, San Francisco, CA 94103.

11. (Outside of the USA) Consumer End Users Only

The limitations or exclusions of warranties and liability contained in this EULA do not affect or prejudice the statutory rights of a consumer, i.e., a person acquiring goods otherwise than in the course of a business.

The limitations or exclusions of warranties, remedies or liability contained in this EULA shall apply to you only to the extent such limitations or exclusions are permitted under the laws of the jurisdiction where you are located.

12. Third Party Software

The Software may contain third party software which requires notices and/or additional terms and conditions. Such required third party software notices and/or additional terms and conditions are located at http://www.macromedia.com/go/thirdparty/ and are made a part of and incorporated by reference into this EULA. By accepting this EULA, you are also accepting the additional terms and conditions, if any, set forth therein.

13. General

This EULA shall be governed by the internal laws of the State of California, without giving effect to principles of conflict of laws. You hereby consent to the exclusive jurisdiction and venue of the state courts sitting in San Francisco County, California or the federal courts in the Northern District of California to resolve any disputes arising under this EULA. In each case this EULA shall be construed and enforced without regard to the United Nations Convention on the International Sale of Goods.

This EULA contains the complete agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings, whether oral or written. You agree that any varying or additional terms contained in any purchase order or other written notification or document issued by you in relation to the Software licensed hereunder shall be of no effect. The failure or delay of Macromedia to exercise any of its rights under this EULA or upon any breach of this EULA shall not be deemed a waiver of those rights or of the breach.

No Macromedia dealer, agent or employee is authorized to make any amendment to this EULA.

If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to the maximum extent permissible and the remaining provisions of this Agreement will remain in full force and effect.

All questions concerning this EULA shall be directed to: Macromedia, Inc., 600 Townsend, San Francisco, CA 94103, Attention: General Counsel.

Macromedia and other trademarks contained in the Software are trademarks or registered trademarks of Macromedia, Inc. in the United States and/or other countries. Third party trademarks, trade names, product names and logos may be the trademarks or registered trademarks of their respective owners. You may not remove or alter any trademark, trade names, product names, logo, copyright or other proprietary notices, legends, symbols or labels in the Software. This EULA does not authorize you to use Macromedia's or its licensors' names or any of their respective trademarks.

EXHIBIT C

Support and Maintenance

  Maintenance.

  Macromedia shall provide to Licensee, on an on-going basis during the Term, updates and upgrades to the Software or the Macromedia Flash Communication Server, in each case in its discretion. In exchange for such updates and upgrades, Licensee shall update the Service with such updates or upgrades within a commercially reasonable time.

  Support. Licensee shall receive Gold Support for Macromedia Flash Communication Server, as set forth below.
  GOLD SUPPORT AGREEMENT

By paying the appropriate fee, Customer hereby agrees to the following terms of this Support Agreement ("Agreement") by and between Customer and Macromedia, Inc. ("Macromedia") in connection with Macromedia's support of the Macromedia software products ("Macromedia Products") specified by Customer at time of purchase of Gold Support.

1. Customer must designate to Macromedia the authorized Customer contacts ("Authorized Contacts"). Customer may purchase additional Authorized Contacts and additional services by including them on the purchase order and paying the associated charges, in accordance with the terms described herein. Customer may change Authorized Contacts at any time by notifying Macromedia in writing of the change in advance.

2. During the term of this Agreement, Macromedia agrees to provide support on currently supported Macromedia Products by making available between the hours of 8:00am and 5:00pm local time zone coverage , Monday through Friday excluding Macromedia-recognized holidays, to Customer's Authorized Contacts, telephone consultation with a designated Macromedia senior level product support engineer. Macromedia will answer support requests within 2 hours (or will notify Customer in the event the answer time is expected to exceed 2 hours), and will use its reasonable efforts to correct any reported problem within 5 days, but does not guarantee that it can correct all of Customer's reported problems. Macromedia's support hereunder is limited to the Macromedia Products and shall include the following:

  Direct access to a Macromedia senior level Product Support Engineer with anticipated 2 hour response time

  Unlimited support for two authorized pre-named contacts during the hours listed above (3 contacts for Jrun/ColdFusion Combined Gold Support; 4 contacts for Macromedia Full Product Gold Support)

  24x5, Monday through Friday, Production Server Down Support. Qualified Production Server Down incidents will be dispatched within 1 hour to a Product Support Engineer to begin work on isolating the problem. This priority response does not include development, testing or servers not in production. Development and configuration issues are limited to your regularly contracted hours of support coverage.

  Weekly contact by designated support engineer

  Monthly Activity Reports
  Five (5) day resolution to all incidents. Resolution shall be defined as:

(a) Providing a reasonable solution to the incident, or

(b) Providing a reasonable work-around to the incident, or

(c) Determination by Macromedia that the incident is an enhancement request and forwarding the request to Macromedia Product Management, or

(d) Escalation by Macromedia of the incident/bug to Macromedia Engineering for review.

Macromedia looks to its customers to help it identify the priority category associated with a given call. While Macromedia knows the Macromedia Products and the environment, it does not always know the impact a given incident is having on Customer's development efforts. The Technical Support department uses priority levels to gain focus on the incidents that have the greatest impact on its customers. This helps Macromedia to insure closure of critical incidents in a timely fashion, and helps all users of Macromedia Products. All reported incidents will be addressed in some fashion, but the highest priority incidents will be expedited through the resolution process. Macromedia priority schedule is included below:

PRIORITY LEVEL	DESCRIPTION
1	Development or production halted, or having a severe impact on Customer's ability to continue development.
2	Development or production impacted, but can continue for a reasonable amount of time before problem becomes critical. Customer should notify Macromedia if this incident becomes a Priority 1.
3

Customer is letting Macromedia know about a problem, feedback is not currently required. If the customer decides that additional feedback is needed, it should notify Macromedia of this change in status.

Customers may call Macromedia's Technical Support department during the hours listed above to check the status of an open incident. Macromedia Technical Support will also update customers when an incident has been transferred to another area of the company. Customer requests to re-prioritize an incident must be made to a member of the Macromedia Support Team.

Macromedia will use commercially reasonable efforts to perform the support services provided for under this Agreement ("Services"), but it retains the right to determine whether to revise, enhance or otherwise modify the Macromedia Products and which requested features, functionality and other changes will be made to the Macromedia Products, and it does not warrant or guaranty that all claimed or actual defects or errors will be corrected. Information provided by Customer in connection with Macromedia's performance of the Services may be used without restriction by Macromedia to support or enhance the Macromedia Products.

Macromedia, Inc.
GOLD SUPPORT AGREEMENT Continued

3. Macromedia Engineering will use reasonable efforts to correct incidents which have been determined to be product bugs in a timely manner. Reported bugs will generally be addressed in a scheduled maintenance release by severity on a first come, first served basis. Severe bugs which fall outside of the scheduled maintenance release will be evaluated for correction on a case by case basis.

4. Customer may add additional products to this Support Agreement for the remainder of this term, in accordance with Macromedia's then-current Price List. Customer may purchase such additional product support by issuing a purchase order to Macromedia and by having Macromedia accept such purchase order by written notification and/or invoice for such additional product support, and by Customer paying the applicable fee.

5. During the term of this Agreement, Customer may add additional Authorized Contacts under this Agreement by issuing a purchase order specifying the named Authorized Contacts to Macromedia and by having Macromedia accept such purchase order by written notification and/or invoice for such Authorized Contacts, and by Customer paying the prorated fee for each named Authorized Contact through the end of the term.

6. Customers may purchase optional support add-ons as part of this support agreement or under a separate agreement, if applicable, by executing a separate agreement, if applicable, submitting a purchase order to Macromedia and by having Macromedia accept such purchase order by written notification and/or invoice for such optional support add-ons, and by Customer paying the applicable fee. For information on support add-ons, pricing, other requirements, and availability, please reference our Macromedia Support website at:

http://www.macromedia.com/support/programs/pricing_matrix.html

8 Macromedia warrants that the Services will be performed in the manner described in this Agreement by appropriately trained and qualified personnel using reasonable skill and diligence; provided, however, that Customer's sole remedy and Macromedia's sole obligation in the event of a breach of the foregoing warranty shall be, at Macromedia's option, for Macromedia to either re-perform the non-conforming Services or to refund an appropriate portion of the fees paid by Customer for the non-conforming Services. EXCEPT for the foregoing sentence, Macromedia DOES NOT make ANY GUARANTY, warranty or representation, express or implied (including, WITHOUT LIMITATION, ANY WARRANTY AS TO quality, performance, merchantability, or fitness for a particular purpose), AND MACROMEDIA EXPRESSLY DISCLAIMS ANY SUCH OTHER WARRANTY. Macromedia's obligations under the foregoing warranty are subject to Macromedia receiving written notice of the claimed non-conforming Services within ninety days of the date on which such Services were provided. THE FOREGOING IS CUSTOMER'S SOLE AND EXCLUSIVE REMEDY IN CONNECTION WITH THE SERVICES.

9. MACROMEDIA SHALL NOT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, TORT OR COVER DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, WHETHER OR NOT ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES. MACROMEDIA'S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE FEES PAID UNDER THIS AGREEMENT.

AMENDMENT TO MACROMEDIA FLASH COMMUNICATION

SERVER LICENSE AGREEMENT

                     This is an Amendment to that certain Macromedia Flash Communication Server License Agreement ("Agreement"), effective as of November 17, 2003, entered into by and between VitalStream, Inc. ("Licensee") and Macromedia, Inc. ("Macromedia").

                     The parties have commenced their respective performance under the Agreement and now desire to amend the Agreement for purposes of clarifying the scope of the services as defined therein.

NOW, THEREFOR, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Licensing Terms. Subsection 1.1 of the Agreement shall be amended and restated to read in its entirety as follows:

         "The Software may be installed on an unlimited number of servers on the CDN for the sole purpose of delivering a live and/or on Video on Demand streaming service for Macromedia Flash Video (the "Service")."

2.          Effect of Amendment. Except as otherwise modified herein, the Agreement shall continue in full force and effect until expiration or termination in accordance with its terms.

The parties have caused this amendment to be executed by their respective duly authorized representatives as of April 28, 2004.

MACROMEDIA, INC.		VITALSTEAM, INC.

By	/s/	By:	/s/
	(signature)		(signature)

Name:	Stephen Elop	Name:	Michael F. Linos

Title:	Executive VP Worldwide Field Operations	Title:	VP Sales

AMENDMENT No. 2 TO MACROMEDIA FLASH COMMUNICATION

SERVER LICENSE AGREEMENT

                     This is an Amendment to that certain Macromedia Flash Communication Server License Agreement ("Agreement"), effective as of November 17, 2003, entered into by and between VitalStream, Inc. ("Licensee") and Macromedia, Inc. ("Macromedia").

                     The parties have commenced their respective performance under the Agreement and now desire to amend the Agreement for purposes of clarifying the scope of the services as defined therein.

NOW, THEREFOR, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Licensing Terms. Subsection 1.1 of the Agreement shall be amended by adding the following words to the end of such subsection prior to the words "(the "Service")":

         "and, for *** only, a Flash video chat/video messaging service for Macromedia Flash Video."

2.          Effect of Amendment. Except as otherwise modified herein, the Agreement shall continue in full force and effect until expiration or termination in accordance with its terms.

The parties have caused this amendment to be executed by their respective duly authorized representatives as of April 28, 2004.

MACROMEDIA, INC.		VITALSTEAM, INC.

By	/s/	By:	/s/
	(signature)		(signature)

Name:	Stephen Elop	Name:	Michael F. Linos

Title:	Executive VP Worldwide Field Operations	Title:	VP Sales

AMENDMENT No. 3 TO MACROMEDIA FLASH COMMUNICATION

SERVER LICENSE AGREEMENT

This is amendment No. 3 ("Amendment") to that certain Macromedia Flash Communication Server License Agreement (the "Original Agreement"), effective as of November 17, 2003, entered into by and between VitalStream, Inc. ("Licensee") and Macromedia, Inc. ("Macromedia") as amended by Amendment No. 1 to Macromedia Flash Communication Server License Agreement dated as of April 28, 2004 ("Amendment No. 1") and Amendment No. 2 to Macromedia Flash Communication Server License Agreement dated as of April 28 2004 ("Amendment No.2," and together with the Original Agreement, Amendment No. 1, and Amendment No. 2, the "Agreement").

WHEREAS, the parties desire to expand their business relationship and are entering into this Amendment for the purpose of outlining the scope of, and the terms and conditions applicable to, certain new services that will also be governed by the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Term Extension. The initial term of the Agreement shall be extended for an additional twenty-four (24) months, with the new expiration date being December 3, 2006.

2. Additional Service. Licensee shall release an additional service for on-demand Flash video streaming for HTML authoring which shall be based on the Service as defined in the Original Agreement (the "Additional Service").

3. Licensee shall be subject to the licensing terms and restrictions as stated in the Agreement relating to the Additional Service.

4. The pricing of the Additional Service shall be at the sole discretion of Licensee, as the same may be changed from time to time; provided however, that Licensee shall pay to Macromedia the greater of (i) *** and (ii) *** (the greater of which shall be the "Additional Service Licensing Fee"). Licensee shall pay Macromedia the Support and Maintenance Fee described in the Agreement for the Additional Services (which Support and Maintenance Fee is included in the Additional Service Licensing Fee). The Payment Terms described in Section 3 of the Original Agreement shall apply to all payments by Licensee to Macromedia for the Additional Service.

5. The parties anticipate that the features included in the Additional Service may include the following:

    A single plan with *** MB storage and *** GB monthly transfer.

    Content delivery from a single node and may be on demand only.

    The product will support the Macromedia Flash Player 6 or higher.

    All customer contracts will be on a month-to-month basis, and may be offered without a service level agreement.

    All service fees will be billed at the start of each month and are non-refundable in any amount in the event of cancellation prior to month's end.

    Customer support will be provided via web based e-mail, without any phone support.

    Service is expected to sell for USD$*** per month.

Notwithstanding the above-mentioned potential features of the Additional Service, Customers shall not receive access to, nor be able to modify in any way, the Software, or any component of the Software. Additionally, Licensee shall only use the Software for Customers that pay for the Additional Service, except for Customers using the Additional Service during a free trial period (which shall not exceed *** days per Customer).

Macromedia shall be afforded a reasonable opportunity to review and provide comments to the final feature set of the Additional Service, and any material update or upgrade thereto.

6. Licensee will deliver a full release of the Additional Service to Macromedia on or before August 9, 2004. Thereafter, Macromedia shall use its commercially reasonable efforts to test the release, provide feedback to Licensee, sign-off on the release and mutually commit with Licensee to a launch date of on or before August 16, 2004.

7. Marketing Consideration. Macromedia agrees that during a video tool kit campaign to commence on or about August 2004 (the "Campaign"), Macromedia's marketing and promotional materials relating to the Campaign (including event presentations, Web site announcements, e-mail announcements, reviewers guides, advertisements, product datasheets, product packaging, case studies and developer kits, if any) shall include "powered by VitalStream" in text or logo treatment immediately following the first reference to the Additional Service, or similar attribution to Licensee as may reasonably be requested by Licensee during the Campaign.

In addition, Macromedia shall

(i) Mention the Additional Service on any offer landing page;

(ii) Mention the Service and the Additional Service on a video partner page linked to from the Flash Development Center page on the macromedia.com website; and

(iii) Integrate the Additional Service into the video section of Flash product pages.

Additionally, Macromedia will provide Licensee with a license to Macromedia Breeze Live for five concurrent users (hosted by Macromedia) for the sole purpose of demonstrating the Service. Licensee agrees to host Macromedia Flash Video examples on Licensee's premium Service, provided that the volume of Flash Video transfer is not to exceed 1 TB per month for 12 months.

8. Intellectual Property Rights. This Amendment shall not effect Macromedia's ownership or other rights in its Flash Communication Server MX CDN Edition Software, Dreamweaver MX 2004 or Studio MX 2004 software (collectively referred to as "Macromedia Software"). Macromedia and its licensors hereby reserve and retain ownership of (i) all intellectual property rights (including, without limitation, patent, copyright, and inventions) which Macromedia, its licensors and/or its agents created, licensed, or otherwise acquired, in each case, including, but not limited to, the Macromedia Software, and all Derivative Works thereof (as defined in Title 17 of the United States Code, United States Copyright Law, and all subsequent amendments thereto including, but not limited to, the Copyright Act of 1976), including but not limited to any enhancements and/or modifications of such software, but excluding Licensee Created Derivative Works (as defined below), regardless whether they were created or developed before or after entering into this Agreement; and (ii) all ideas, concepts, know-how, or techniques, which may be or have been conceived, developed, or acquired by Macromedia during the Term. Licensee shall retain ownership of all copyrights in and to work either created by solely Licensee or created on behalf of Licensee by a party other than Macromedia which relate solely to permitting Licensee's Customers to access the Service or the Additional Service (which work specifically excludes the Macromedia Software) ("Licensee Created Derivative Works").

9. Effect of Termination. For the purposes of Section 7 of the Agreement, in the event of termination or expiration of the Agreement, Customers with agreements with Licensee extending use of the Additional Service past the date of the termination or expiration shall be entitled to use the Additional Service for six (6) months from the date of such termination or expiration. Notwithstanding the foregoing, in the event of a breach of Licensee of Section 1 (Licensing Terms) of the Agreement or Sections 3 and 4 of this Amendment, Macromedia shall be entitled to terminate this Agreement immediately and require Licensee to terminate all agreements with its Customers.

10. Effect of Amendment. Except as otherwise modified herein, the Agreement shall continue in full force and effect until expiration or termination in accordance with its terms. Except as expressly provided herein, all defined terms shall have the meanings ascribed to them in the Agreement.

The parties have caused this amendment to be executed by their respective duly authorized representatives as of August 6, 2004.
MACROMEDIA, INC.		VITALSTEAM, INC.

By	/s/	By:	/s/
	(signature)		(signature)

Name:	Stephen Elop	Name:	Philip N. Kaplan

Title:	Executive VP Worldwide Field Operations	Title:	Chief Operating Officer

AMENDMENT NO. 4 TO MACROMEDIA FLASH COMMUNICATION

SERVER LICENSE AGREEMENT

This Amendment No. 4 ("Amendment") to the Macromedia Flash Communication Server License Agreement by and between VitalStream, Inc., a Delaware corporation with its principal place of business at One Jenner, Suite 100, Irvine, California 92618 ("Licensee") and Macromedia, Inc., a Delaware corporation, with its principal place of business at 600 Townsend Street, San Francisco, California 94103 ("Macromedia") is effective as of March 1, 2005 (the "Amendment Effective Date").

WHEREAS, the parties entered into the Macromedia Flash Communication Server License Agreement dated as of November 17, 2003 (the "Original Agreement"), as amended by Amendment No. 1 to the Original Agreement dated as of April 28, 2004 ("Amendment 1"), Amendment No. 2 to Original Agreement dated as of April 28, 2004 ("Amendment 2"), and Amendment No. 3 to the Original Agreement dated as of August 6, 2004 ("Amendment 3). Amendment 1, Amendment 2, and Amendment 3, together with the Original Agreement, shall be referred to herein as the "Agreement"; and

WHEREAS, the parties desire to expand their business relationship;

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Except as expressly provided herein, all defined terms shall have the meanings ascribed to them in the Agreement.

1. Section 2 of the Original Agreement (Fees) and Section 4 of Amendment 3 shall be replaced in their entirety with the following.

A. License Fees.

Once the Prepayment Fee (as defined below) has been expended, and in consideration of the licenses granted herein, Licensee shall pay to Macromedia the license fees (the "License Fees") set forth below:

i. *** for the set-up and use of the Service and the Additional Service, subject to the Minimum Transfer Fees (as defined below) or the Minimum Additional Service Fees (as defined below), as the case may be.

ii. *** for the set-up and use of the Service and the Additional Service, subject to the Minimum Transfer Fees or Minimum Additional Service Fees, as the case may be.

The pricing of the Service and the Additional Service (as defined in Amendment 3) shall be at the sole discretion of Licensee, as the same may be changed from time to time.

*** shall be deemed to include the "Affiliates" of each ***, but only to the extent that such Affiliates subscribed to the Service or the Additional Service as provided by Licensee at any time prior to March 1, 2005. For the purposes of this Agreement, "Affiliates" means any entity that directly or indirectly through intermediaries, controls, is controlled by or is under common control with ***. An ownership or voting interest representing at least 50% of the total interests then outstanding of the pertinent entity shall constitute "control," for the purposes of this definition.

B. Prepayment Fee.

Notwithstanding anything herein to the contrary, Licensee shall pay to Macromedia *** (the "Prepayment Fee") as prepaid License Fees for the Service and the Additional Service. Such Prepayment Fee is non-cancelable and non-refundable, except that if this Agreement is terminated by Licensee for Cause (as defined in Section 7 of the Agreement, as amended by Section 5 hereof) prior to the Prepayment Fee having been fully expended, then Licensee shall be entitled to receive a refund in the amount of that portion of the Prepayment Fee that had not been expended as of the date of such termination, which refund payment shall be made by Macromedia to Licensee within 15 days of the date of termination, and any portion of the refund not paid within such 15 days shall be subject to a late charge of one and one-half percent (1.5%) per month or the maximum rate allowed by applicable law, whichever is less, on the overdue balance. Notwithstanding any refund of the Prepayment Fee as described in the preceding sentence, Licensee shall continue to pay License Fees if and as Licensee continues to use the Software to provide the Service to Customers in accordance with Section 7 of the Agreement. Licensee shall pay the Prepayment Fee in accordance with the following schedule:

*** due on or before the Amendment Effective Date; and

*** due on or before August 15, 2005.

C. Minimum Transfer Fees.

Licensee shall meter the amount of video transferred by the Software for the Service and the Additional Service in Gigabytes (GB). The following fees are the minimum transfer fees payable, per Customer, to Macromedia for use of the Software for the Service and the Additional Service (the "Minimum Transfer Fees"):

i. $*** per month ($*** for the license and $*** for Support and Maintenance) for each GB transferred to a Customer in such month if the total GB transferred to the Customer during such month is less than *** GB; and

ii. $*** per month ($*** for the license and $*** for Support and Maintenance) for each GB transferred to a Customer in such month if the total GB transferred to the Customer during such month is equal to or greater than *** GB.

D. Support and Maintenance Fees.

Licensee has elected to purchase Support and Maintenance for the Software for one year following the Amendment Effective Date. The fee for such Support and Maintenance is included in the License Fees set forth under Section A above, and is equal to *** of the License Fees for the Service or the Additional Service, as the case may be.

E. Trials.

Licensee is permitted to offer one trial (or pilot program, as applicable) per Customer for the Service or the Additional Service (each, a "Trial"). During a Trial, neither Customer nor Licensee shall owe Macromedia any fees for use of the Software provided that such Trial does not last more than *** days and no more than *** GB of total video is transferred during the Trial. Notwithstanding the foregoing, Licensee may request an additional amount of video transfer for a Trial, and such request may be granted at Macromedia's discretion. In the event that a Trial for the Service exceeds the GB limits set forth above, Licensee shall owe Macromedia the Minimum Transfer Fees for each GB transferred in excess of the *** GB. In the event that a Trial for the Additional Service exceeds the GB limits set forth above, Licensee shall owe Macromedia the Minimum Additional Service Fee as set forth below for each such Trial as a flat fee and in lieu of a fee based upon GB transferred in such Trial.

2. Section 4 of Amendment 3 shall be deleted in its entirety.

3. The second sentence of Section 6 of the Original Agreement (Support and Maintenance) shall be revised as follows:

"At any time following the expiration of annual Support and Maintenance purchased hereunder but prior to the expiration of this Agreement, Licensee, at its option, may purchase Support and Maintenance for additional one year terms, at the rates set forth in Section 2(D) above."

4. Licensee shall price the Additional Service at no less than USD$*** per month per Customer ("Minimum Additional Service Fee").

5. Section 7 of the Original Agreement shall be amended by adding language after the second sentence thereof as follows:

"Either party shall have the right to terminate this Agreement by written notice to the other given at any time if the other party breaches any material provision of this Agreement and has failed to cure such breach within thirty (30) days following the receipt of written notice of such breach or to commence a curing action that is satisfactory to the non-breaching party, and any such termination shall be deemed for "Cause."

6. Effect of Amendment. Except as otherwise modified herein, the Agreement (and each amendment thereto) shall continue in full force and effect until expiration or termination in accordance with its terms.

The parties have caused this amendment to be executed by their respective duly authorized representatives as of the Amendment Effective Date.

MACROMEDIA, INC.		VITALSTEAM, INC.

By	/s/	By:	/s/
	(signature)		(signature)

Name:	Betsey Nelson	Name:	Philip N. Kaplan

Title:	EVP & CFO	Title:	President & COO